Exhibit 99.1

Reliance Global Group Regains Compliance with Nasdaq Continued Listing Requirements

LAKEWOOD, N.J., June 3, 2026 — Reliance Global Group, Inc. (Nasdaq: EZRA) (“we,” “us,” “our,” the “Company” or “Reliance”) today announced that it received formal notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on Nasdaq.

As previously disclosed, on December 12, 2025, the Company was notified by Nasdaq that its common stock had failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days. Nasdaq has now determined that the closing bid price of the Company’s common stock was at or above $1.00 per share for 10 consecutive business days from May 18, 2026, through June 1, 2026. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), and the matter has been closed.

Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group, commented, “Regaining compliance reflects the progress we have made in executing our strategic initiatives and reinforces our commitment to maintaining the standards expected of a Nasdaq-listed company. We remain focused on executing our growth strategy as we expand our Insurtech footprint, as well as advancing the development of EZRA International Group, leveraging our technology-driven platform, and creating sustainable long-term value for our shareholders. We are committed to driving innovation across our businesses and pursuing opportunities that enhance our competitive position and support future growth.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: EZRA) is an InsurTech pioneer leveraging artificial intelligence (AI) and cloud-based technologies to transform and improve efficiencies in the insurance agency and brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies with a full suite of business development tools, enabling them to compete effectively with large-scale national insurance agencies while reducing back-office costs and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, uses AI and data mining to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail brick-and-mortar insurance agencies, which are leaders and pioneers in their respective regions throughout the United States and offer a wide variety of insurance products.

In addition to its insurance and Insurtech operations, Reliance operates EZRA International Group, its strategic growth platform focused on identifying, acquiring, and building majority or controlling stakes in high-growth technology and life sciences companies. EZRA International Group is designed to complement Reliance’s core insurance business by expanding market reach and supporting long-term shareholder value creation through disciplined capital allocation and active ownership.

Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “focused on,” “committed to,” “designed to,” “positioned to,” “continues,” “potential,” “opportunity,” and similar expressions, or by discussions of strategy, plans, or intentions. Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s strategic initiatives and growth strategy; the expansion of the Company’s Insurtech footprint; the continued development of EZRA International Group and the expected benefits thereof; the Company’s ability to leverage its technology-driven platform; and the Company’s ability to drive innovation, enhance its competitive position, support future growth, and create sustainable long-term value for its shareholders.

These statements are based on management’s current beliefs, assumptions, and expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results, performance, or achievements may differ materially from those expressed or implied by any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s ability to successfully execute on its strategic initiatives and growth strategy; the Company’s ability to integrate and develop EZRA International Group and execute its broader strategic platform investment strategy; competition in the insurance, insurtech, and technology sectors; dependence on key technology development milestones, third-party platforms, and third-party partners; the Company’s continued compliance with Nasdaq listing requirements; general economic, market, and capital markets conditions; and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Actual results may differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent periodic reports and other filings with the Securities and Exchange Commission.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC
Tel : +1 (212) 671-1020
Email : EZRA@crescendo-ir.com